MEXICANA I

THIS AGREEMENT dated as of the 12th day of November, 1999.

BETWEEN:

                  ING. CUITLAHUAC RANGEL ALCARAZ, a businessman, having an address at Dakota No. 204 - 203, Col. Napoles, 03810 Mexico, D.F. married under the separate property regime as is evidenced with a copy of the marriage certificate attached hereto as Schedule "A"

                  (hereinafter called "Alcaraz")

AND:

                  LA MEXICANA RESOURCES S.A. DE C.V., a body corporate and having an office at Paseo De La Reforma 450, Lomas de Chapultepec, 11000 Mexico, D.F.

                  (hereinafter called the "Company")

WHEREAS pursuant to an agreement (the "Option Agreement") dated the 12th day of February, 1998, Alcaraz granted an option to the Company to acquire a 70% interest in the "Mexicana 1" Lot (as described in the Option Agreement).

AND WHEREAS Alcaraz has previously verbally agreed to an extension of the time required for the work commitment of US$300,000 due on or before February 12, 1999, and the issuances of shares, and the parties have now agreed to a further extension.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants hereinafter set forth the parties hereto covenant and agree as follows:

1. Section 2.1(e) of the Option Agreement be deleted in its entirety and be replaced with the following:

         (e) a further 750,000 shares of Pubco within three years of the Listing Date, with a minimum of 250,000 shares to be issued by February 12, 2000;

2. Section 2.1(f) of the Option Agreement be deleted in its entirety and be replaced with the following:

         (f) a minimum amount of US$1,500,000 shall be invested in work commitments, according to the following budget schedule:

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                  (i)      US$300,000 on or before June 12, 2000,

                  (ii)     US$1,000,000 on or February 12, 2001

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed as of the day and year first above written.



ING. Cuitlahuac Rangel ALCARAZ


LA MEXICANA RESOURCES S.A. de C.V.


Per:
         Authorized Signatory



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